INDEPENDENT AUDITORS' CONSENT


Board of Directors and Contract Holders
ReliaStar Bankers Security Variable Annuity Funds P and Q

We consent to the incorporation by reference in this Post-Effective Amendment No. 12 to Registration Statement on Form N-4 (File No. 33-11489) of ReliaStar Bankers Security Variable Annuity Funds P and Q for The USA Plan filed under the Securities Act of 1933 and the Investment Company Act of 1940, respectively, of our report dated February 14, 1997 on the audit of the financial statements of ReliaStar Bankers Security Variable Annuity Funds P and Q as of December 31, 1996 and for each of the two years in the period then ended, and our report dated March 31, 1997 on the audit of the consolidated financial statements of ReliaStar Bankers Life Insurance Company and subsidiaries as of and for the years ended December 31, 1996 and 1995, and to the reference to us under the the headings "Custodian and Accountants" and "Financial Statements" appearing in the Statement of Additional Information, all of which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
April 25, 1997